THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iv), 4(c)(iv) AND 21(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTIONS 3(c)(iv) AND 4(c)(iv) OF THIS NOTE.

Earth Biofuels, Inc.

Amended and Restated Senior Secured Exchangeable Convertible Note

Original Issuance Date: July 24, 2006 Amendment Date: June 25, 2008	Original Principal Amount: U.S. $10,000,000.00

FOR VALUE RECEIVED, Earth Biofuels, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF THE CLASS A SEGREGATED PORTFOLIO or registered assigns ("Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion, exchange or otherwise, and as increased to include the amount of any Capitalized Interest (as defined below), the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the Redemption Expiration Date (as defined below) until the same becomes due and payable, whether upon an Interest Date (as defined below), any Redemption Date or the Maturity Date or acceleration, conversion, redemption, exchange or otherwise (in each case in accordance with the terms hereof).  This Amended and Restated Senior Secured Exchangeable Convertible Note (including all Amended and Restated Senior Secured Exchangeable Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") amends, supplements, modifies and completely restates and supersedes the Senior Convertible Note, dated as of July 25, 2006 (the "Existing Note"), issued by the Company to the Holder in the amount of $5,000,000, but shall not, except as specifically amended hereby or as set forth in the Amendment and Exchange Agreements (as defined below), constitute a release, satisfaction or novation of any of the obligations under the Existing Note or any other Transaction Document (as defined in the Amendment and Exchange Agreements (as defined below).  This Note is one of an issue of Amended and Restated Senior Secured Exchangeable Convertible Notes issued pursuant to the Amendment and Exchange Agreements dated as of date set out above as the Amendment Date (the "Amendment Date") by and between each of the Buyers (as defined in the Amendment and Exchange Agreements) and the Company (individually, with respect to any Buyer, the "Amendment and Exchange Agreement" and collectively, with respect to all Buyers, the "Amendment and Exchange Agreements") (collectively, the "Notes" and such other Amended and Restated Senior Secured Exchangeable

Convertible Notes, the "Other Notes").  Certain capitalized terms used herein are defined in Section 31.

(1)           PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest.  The "Maturity Date" shall be June 25, 2010 (the "Stated Maturity Date"), as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 5(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 6(b)) is delivered prior to the Maturity Date.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid interest or accrued and unpaid Late Charges on Principal and Interest, if any.  Notwithstanding any provision of this Section 1 to the contrary, the Holder may at any time and from time to time at its option and in its sole discretion by delivering a written notice to the Company at any time while this Note is outstanding, elect to have the payment of all or any portion of the Principal and Interest, if any, payable on the Stated Maturity Date deferred (such amount deferred, the "Maturity Deferral Amount") to any date that is not later than five (5) years after the Stated Maturity Date, which date shall thereafter be the "Maturity Date" for all purposes hereunder.  Any notice delivered by the Holder pursuant to this Section 1 shall set forth (i) the Maturity Deferral Amount and (ii) the date that such Maturity Deferral Amount shall now be payable.

(2)           INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Amendment Date and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter during the period beginning on the Amendment Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being July 1, 2009.  Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, and to the extent that any Principal amount of this Note is converted prior to such Interest Date, accrued and unpaid Interest with respect to such converted Principal amount and accrued and unpaid Late Charges with respect to such Principal and Interest shall be paid on the Conversion Date (as defined below) to the record holder of this Note on the applicable Conversion Date, in cash ("Cash Interest"); provided however, that the Company may, at its option following notice to the Holder elect pursuant to an Interest Election Notice (as defined below) to capitalize such Interest on and as of each Interest Date by adding it to the then outstanding Principal of this Note (the "Capitalized Interest").  The Company shall deliver a written notice (each, an "Interest Election Notice") to each holder of the Notes on or prior to the Interest Notice Due Date (the date such notice is delivered to all of the holders, the "Interest Notice Date") which notice (1) either (A) confirms that the Company shall pay Interest as Cash Interest or (B) elects to pay Interest as Capitalized Interest or a combination of Cash Interest and Capitalized Interest and specifies the amount of Interest that shall be paid as Cash Interest and Capitalized Interest.  From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to the rate which is the lesser of (x) twenty-eight percent (28.0%), or (y) the highest rate permitted by law to accrue under this Note.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Amendment Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)           "Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)           "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $0.25, subject to adjustment as provided herein; provided, further that, on each Automatic Adjustment Date, the then current Conversion Price shall be reduced to the lower of (i) the then current Conversion Price and (ii) the Automatic Adjustment Reset Price as of such applicable Automatic Adjustment Date.

(c)           Mechanics of Conversion.

(i)           Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first (1st) Business Day following the date of receipt of a

Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent").  On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (1) (X) provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends; and (2) (X) pay to the Holder in cash an amount equal to the accrued and unpaid Interest on the Conversion Amount up to and including the Conversion Date, (Y) deliver to the Holder an Interest Election Notice electing to treat the accrued and unpaid Interest on the Conversion Amount as Capitalized Interest or (Z) credit to the Holder's balance account with DTC, or issue and deliver a certificate to the Holder, for an aggregate amount of shares of Common Stock equal to the result obtained by dividing (I) the accrued and unpaid Interest on the Conversion Amount up to and including the Conversion Date by (II) the applicable Conversion Price set forth in the Conversion Notice.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Company's Failure to Timely Convert.  If within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)           Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26.

(d)           Limitations on Conversions: Beneficial Ownership.  The Company shall not effect any conversion of this Note or otherwise issue shares of Common Stock pursuant to Section 3(c) hereof or Sections 9 or 10 hereof, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 1.247% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-KSB, Form 10-QSB or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of

Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(4)           EXCHANGE OF NOTES.  In addition to the rights of the Holder under Section 3 hereof, at any time after the consummation of the Share Exchange (as defined in the Amendment and Exchange Agreements), this Note shall be exchangeable into the PNG Shares (as defined in the Amendment and Exchange Agreements) on the terms and conditions set forth in this Section 4.

(a)           Exchange Right.  Subject to the provisions of Section 4(d), at any time or times on or after the consummation of the Share Exchange, the Holder shall be entitled to exchange any portion of the outstanding and unpaid Exchange Amount (as defined below) into fully paid and nonassessable shares of PNG Shares in accordance with Section 4(c), at the Exchange Rate (as defined below).  The Company shall not deliver any fraction of a share of PNG Shares upon any exchange.  If the delivery would result in the transfer of a fraction of a share of PNG Shares, the Company shall round such fraction of a share of PNG Shares up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the transfer and delivery of PNG Shares upon exchange of any Exchange Amount for PNG Shares.

(b)           Exchange Rate.  The number of shares of PNG Shares transferable upon exchange of any Exchange Amount pursuant to Section 4(a) shall be determined by dividing (x) such Exchange Amount by (y) the Exchange Price (as defined below) (the "Exchange Rate").

(i)           "Exchange Amount" means the portion of the outstanding Principal to be exchanged with respect to which this determination is being made.

(ii)           "Exchange Price" means $10.00, subject to adjustment as provided herein.

(c)           Mechanics of Exchange.

(i)           Optional Exchange.  To exchange any Exchange Amount into shares of PNG Shares on any date (an "Exchange Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m.,  New York Time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit II (the "Exchange Notice") to the Company, (B) if required by Section 4(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note reasonably satisfactory to the

Company in the case of its loss, theft or destruction) and (C) deliver to the transfer agent for LNG (the "LNG Transfer Agent") a copy of such Exchange Notice along with the original stock certificate held by the Holder in accordance with the Security Documents evidencing the Holder's pro rata allocation of the PNG Shares.  On or before the first (1st) Business Day following the date of receipt by the Company of an Exchange Notice, the Company shall transmit by facsimile a confirmation of receipt of such Exchange Notice to the Holder and the LNG Transfer Agent.  On or before the second (3rd) Business Day following the date of receipt by the Company of an Exchange Notice (the "LNG Share Delivery Date"), the Company shall (1) use its reasonable best efforts to cause LNG or the LNG Transfer Agent to (X) transfer and deliver to the address as specified in the Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of PNG Shares to which the Holder shall be entitled, or (Y) provided that the LNG Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and such shares of PNG Shares, credit such aggregate number of shares of PNG Shares to which the Holder shall be entitled certificates shall not bear any restrictive legends to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system; and (2) either (A) pay to the Holder in cash an amount equal to the accrued and unpaid Interest on the Exchange Amount up to and including the Exchange Date (the "Exchange Interest Amount") or (B) deliver a number of shares of PNG Shares equal to the Exchange Interest Amount divided by the Interest Exchange Conversion Price.  Upon any such transfer of any PNG Shares to the Holder, the Holder shall have good and marketable title to such shares, free and clear of any liens, encumbrances, restrictions, rights of first refusal or rights of any other Person and such shares of PNG Shares shall be unrestricted and freely tradable on the Principal Market without any delivery or other requirements whatsoever and without the need for registration under the Securities Act or any state securities laws.  If this Note is physically surrendered for exchange as required by Section 4(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Exchange Amount being exchanged, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal not exchanged.  The Company shall use its reasonable best efforts to cause LNG and the LNG Transfer Agent to treat for all purposes the Person or Persons entitled to receive the shares of PNG Shares issuable upon an exchange of this Notes as the transferee or transferees of such shares of PNG Shares on the Exchange Date.

(ii)           Company's Failure to Timely Exchange.  If the Company shall fail to transfer and deliver to the Holder or have credited to the Holder's balance account with DTC the number of shares of PNG Shares to which the Holder is entitled (provided that the Holder has delivered its original stock certificate evidencing the Holder's pro rata allocation of the PNG Shares to the LNG Transfer Agent as required by Section 4(c)(i)) upon exchange of any Exchange Amount on or prior to the date which is three (3) Trading Days after the Exchange Date (an "Exchange Failure"), then (A) the Company shall pay damages to the Holder for each date of such Exchange Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of PNG Shares not transferred and delivered to the Holder on or prior to the LNG Share Delivery Date and to which the Holder is entitled and (II) the Closing Sale Price of the PNG Shares on the LNG Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Exchange Notice with respect to, and retain or have returned, as the case may be, any portion of this Note surrendered by the Holder to the Company that has not been exchanged pursuant to such Exchange Notice; provided that the voiding of an Exchange Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if upon or after such Exchange Failure the Holder purchases (in an open market transaction or otherwise) PNG Shares to deliver in satisfaction of a sale by the Holder of PNG Shares issuable upon such exchange that the Holder anticipated receiving from the Company (a "LNG Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of PNG Shares so purchased (the "LNG Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such PNG Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such PNG Shares and pay cash to the Holder in an amount equal to the excess (if any) of the LNG Buy-In Price over the product of (A) such number of shares of PNG Shares, times (B) the Closing Bid Price of PNG Shares on the Exchange Date.

(iii)           Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being exchanged or (B) the Holder has provided the Company with prior written notice (which notice may be included in an Exchange Notice) requesting physical surrender and reissue of this Note.  The Company shall maintain records showing the Principal, Interest and Late Charges exchanged and the dates of such exchanges or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon exchange.

(iv)           Disputes.  In the event of a dispute as to the number of shares of PNG Shares transferable to the Holder in connection with an exchange of this Note, the Company shall transfer and deliver to the Holder the number of shares of PNG Shares not in dispute and resolve such dispute in accordance with Section 26.

(d)           Limitations on Exchanges.

(i)           Beneficial Ownership.  The Company shall not effect any exchange of this Note, and the Holder of this Note shall not have the right to exchange any portion of this Note, pursuant to Section 4(a), Section 10 or otherwise, to the extent that after giving effect to such exchange, the Holder (together with the Holder's affiliates), as set forth on the applicable Exchange Notice, would beneficially own in excess of 1.247% of the number of shares of PNG Shares outstanding immediately after giving effect to such exchange.  For purposes of the foregoing sentence, the number of shares of PNG Shares beneficially owned by the Holder and its affiliates shall include the maximum number of shares of PNG Shares deliverable upon exchange of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of PNG Shares which would be deliverable upon (A) exchange of the remaining, nonexchanged portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise, conversion or exchange of the unexercised, unconverted or nonexchanged portion of any other securities (including, without limitation, any Other Notes or warrants) subject to a limitation on exchange, conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of this Section 4(d)(i), in determining the number of outstanding shares of PNG Shares, the Company and the Holder may rely on the number of outstanding shares of PNG Shares as reflected in (x) the most recent Form 10-Q or Form 10-K of LNG, as the case may be, or (y) a more recent public announcement by LNG.  In any case, the number of outstanding shares of PNG Shares shall be determined after giving effect to the exchange, conversion or exercise of securities of the Company or LNG, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of PNG Shares was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% specified in such notice; provided that (x) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (y) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(ii)           Maximum LNG Shares.  The Company shall not be obligated to deliver any shares of PNG Shares upon exchange of this Note or any 2008 Amendment Note, whether pursuant to this Section 4, the Security Documents (as defined in the Amendment and Exchange Agreements) or otherwise, if the delivery of such shares of PNG Shares would require the delivery of more than 7,000,000 shares of PNG Shares in the aggregate (as adjusted for any stock dividend, stock split, stock combination or other similar transaction affecting the PNG Shares after the Amendment Date) (the "LNG Exchange Cap").  No Purchaser shall have delivered to it, upon exchange of 2008 Amendment Notes, a number of shares of PNG Shares in an amount greater than the product of the LNG Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of 2008 Amendment Notes issued to such Purchaser pursuant to the Amendment and Exchange Agreements on the Amendment Date and the denominator of which is the aggregate principal amount of all 2008 Amendment Notes issued to the Purchasers pursuant to the Amendment and Exchange Agreements on the Amendment Date (with respect to each Purchaser, the "LNG Exchange Cap Allocation").  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's 2008 Amendment Notes, the transferee shall be allocated a pro rata portion of such Purchaser's LNG Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the LNG Exchange Cap Allocation allocated to such transferee.  In the event that any such holder shall have converted and exchanged such holder's 2008 Amendment Notes in their entirety (such that such holder no longer has any 2008 Amendment Notes) and such holder shall have received a number of shares of PNG Shares which, in the aggregate, is less than such holder's LNG Exchange Cap Allocation, then the difference between such holder's LNG Exchange Cap Allocation and the number of shares of PNG Shares actually delivered to such holder shall be allocated to the respective LNG Exchange Cap Allocations of the remaining holders of 2008 Amendment Notes on a pro rata basis in proportion to the aggregate principal amount of the 2008 Amendment Notes then held by each such holder.

(5)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an "Event of Default":

(i)           the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii)           the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date, (B) failure to cure an Exchange Failure by delivery of the required number of shares of PNG Shares within ten (10) Business Days after the applicable Exchange Date or (C) notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion or exchange of any Notes into shares of Common Stock or PNG Shares, as applicable, that is tendered in accordance with the provisions of the Notes, other than pursuant to Sections 3(d) or 4(d);

(iii)           at any time following the tenth (10th) consecutive Business Day following the Authorized Share Failure Deadline that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv)           the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least ten (10) Business Days;

(v)           the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) which, individually or in the aggregate, exceeds $500,000, other than with respect to any Other Notes;

(vi)           the Company or LNG or any of their Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or LNG or any of their Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or LNG or any of their Subsidiaries or (C) orders the liquidation of the Company or LNG or any of their Subsidiaries;

(viii)                      a final judgment or judgments for the payment of money aggregating in excess of $1,500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)           the Company  breaches any representation, warranty, covenant or other term or condition of any Transaction Document, which breach has or is likely to have a cost or adverse impact on the Company or the Holders (including by reduction in the value of the shares of Common Stock or PNG Shares deliverable in connection with the Transaction Documents) in excess of $250,000, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(x)           any breach or failure in any respect to comply with either of Sections 9 or 15 of this Note or Sections 1(h) and 1(i) of the Amendment and Exchange Agreement;

(xi)           the Company or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in any Security Document (as defined in the Amendment and Exchange Agreements) to which it is a party;

(xii)           any material provision of any Security Document (as determined by the Collateral Agent (as defined in the Amendment and Exchange Agreements)) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xiii)                      any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, (I) first priority Lien in favor of the Collateral Agent for the Collateral (as defined in the Security Documents) described on Schedule 5(a)(xiii)(I) attached hereto, (II) a second priority Lien in favor of the Collateral Agent for the Collateral described on Schedule 5(a)(xiii)(II) attached hereto, and (III) a third priority Lien in favor of the Collateral Agent for the Collateral described on Schedule 5(a)(xiii)(III) attached hereto, in each case for the benefit of the holders of the Notes;

(xiv)                      any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (xiv));

(xv)           any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xvi)                      upon failure to deliver to the Collateral Agent no later than five (5) Business Days after the Amendment Date, the shares of Common Stock required to be delivered to the Collateral Agent pursuant to the Senior Pledge Agreement (as defined in the Amendment and Exchange Agreements) along with duly executed blank stock powers;

(xvii)                      any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)           Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the sum of the Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (B) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such sum of the Conversion Amount together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the product of (1) the Equity Value Redemption Premium and (2) the greater of (x) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (y) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (z) the Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice (the "Event of Default Redemption Price").  Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 11.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Redemption Premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(6)           RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)           Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion and exchange rights and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders and (ii)  the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a "Public Successor Entity").  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note.  The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)           Redemption Right.  No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").  At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the later of (A) one (1) Business Day prior to consummation of such Change of Control or (B) twenty (20) Trading Days after the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem.  The portion of this Note subject to redemption pursuant to this Section 6 shall be redeemed by the Company in cash at a price equal to the greater of (i) the sum of (x) the product of the Change of Control Redemption Premium and the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest through the date of such redemption payment and (ii) the product of (x) the Equity Value Redemption Premium and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price on the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest through the date of such redemption payment, (the "Change of Control Redemption Price").  Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control.  To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 6, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 6(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 6(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Change of Control Redemption Premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(7)           RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)           Purchase Rights.  If at any time the Company or LNG grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock or PNG Shares, as applicable (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock or PNG Shares, as applicable, acquirable upon complete conversion or exchange of this Note (without taking into account any limitations or restrictions on the convertibility or exchangeability of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(8)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Amendment Date, the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 8(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 8(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 8(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Amendment Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Amendment Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events.  If any event occurs of the type contemplated by the provisions of Section 8(a) or (b) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(d)           Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(e)           [Reserved]

(f)           Adjustment of Exchange Price upon Issuance of PNG Shares.  If and whenever on or after the date of the consummation of the Share Exchange, LNG issues or sells, or in accordance with this Section 8(f) is deemed to have issued or sold, any shares of PNG Shares (including the issuance or sale of shares of PNG Shares owned or held by or for the account of LNG, but excluding shares of PNG Shares deemed to have been issued or sold by LNG in connection with any LNG Excluded Security) for a consideration per share (the "LNG New Issuance Price") less than a price equal to the Exchange Price in effect immediately prior to such issue or sale (such price the "LNG Applicable Price") (the foregoing a "LNG Dilutive Issuance"), then immediately after such LNG Dilutive Issuance the Exchange Price then in effect shall be reduced to an amount equal to LNG New Issuance Price.  For purposes of determining the adjusted Exchange Price under this Section 8(f), the following shall be applicable:

(i)           Issuance of LNG Options.  If LNG in any manner grants or sells any LNG Options and the lowest price per share for which one share of PNG Shares is issuable upon the exercise of any such LNG Option or upon conversion or exchange or exercise of any LNG Convertible Securities issuable upon exercise of such LNG Option is less than LNG Applicable Price, then such share of PNG Shares shall be deemed to be outstanding and to have been issued and sold by LNG at the time of the granting or sale of such LNG Option for such price per share.  For purposes of this Section 8(f)(i), the "lowest price per share for which one share of PNG Shares is issuable upon the exercise of any such LNG Option or upon conversion or exchange or exercise of any LNG Convertible Securities issuable upon exercise of such LNG Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by LNG with respect to any one share of PNG Shares upon granting or sale of LNG Option, upon exercise of LNG Option and upon conversion or exchange or exercise of any LNG Convertible Security issuable upon exercise of such LNG Option.  No further adjustment of the Exchange Price shall be made upon the actual issuance of such share of PNG Shares or of such LNG Convertible Securities upon the exercise of such LNG Options or upon the actual issuance of such PNG Shares upon conversion or exchange or exercise of such LNG Convertible Securities.

(ii)           Issuance of LNG Convertible Securities.  If LNG in any manner issues or sells any LNG Convertible Securities and the lowest price per share for which one share of PNG Shares is issuable upon such conversion or exchange or exercise thereof is less than LNG Applicable Price, then such share of PNG Shares shall be deemed to be outstanding and to have been issued and sold by LNG at the time of the issuance or sale of such LNG Convertible Securities for such price per share.  For the purposes of this Section 8(f)(ii), the "lowest price per share for which one share of PNG Shares is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by LNG with respect to any one share of PNG Shares upon the issuance or sale of LNG Convertible Security and upon the conversion or exchange or exercise of such LNG Convertible Security.  No further adjustment of the Exchange Price shall be made upon the actual issuance of such share of PNG Shares upon conversion or exchange or exercise of such LNG Convertible Securities, and if any such issue or sale of such LNG Convertible Securities is made upon exercise of any LNG Options for which adjustment of the Exchange Price had been or are to be made pursuant to other provisions of this Section 8(f), no further adjustment of the Exchange Price shall be made by reason of such issue or sale.

(iii)           Change in LNG Option Price or Rate of Conversion.  If the purchase price provided for in any LNG Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any LNG Convertible Securities, or the rate at which any LNG Convertible Securities are convertible into or exchangeable or exercisable for PNG Shares changes at any time, the Exchange Price in effect at the time of such change shall be adjusted to the Exchange Price which would have been in effect at such time had such LNG Options or LNG Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 8(f)(iii), if the terms of any LNG Option or LNG Convertible Security that was outstanding as of the Amendment Date are changed in the manner described in the immediately preceding sentence, then such LNG Option or LNG Convertible Security and PNG Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Exchange Price then in effect.

(iv)           Calculation of Consideration Received.  In case any LNG Option is issued in connection with the issue or sale of other securities of LNG, together comprising one integrated transaction in which no specific consideration is allocated to such LNG Options by the parties thereto, LNG Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such LNG Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such LNG Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by LNG.  If any PNG Shares, LNG Options or LNG Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by LNG; provided, however, that such gross amount is not greater than 110% of the net amount received by LNG therefor.  If any PNG Shares, LNG Options or LNG Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by LNG will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by LNG will be the Closing Sale Price of such securities on the date of receipt.  If any PNG Shares, LNG Options or LNG Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which LNG is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such PNG Shares, LNG Options or LNG Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "LNG Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following LNG Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If LNG takes a record of the holders of PNG Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in PNG Shares, LNG Options or in LNG Convertible Securities or (B) to subscribe for or purchase PNG Shares, LNG Options or LNG Convertible Securities, then such record date will be deemed to be the date of the issue or sale of PNG Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(g)           Adjustment of Exchange Price upon Subdivision or Combination of PNG Shares.  If LNG at any time on or after the Amendment Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of PNG Shares into a greater number of shares, the Exchange Price in effect immediately prior to such subdivision will be proportionately reduced.  If LNG at any time on or after the Amendment Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of PNG Shares into a smaller number of shares, the Exchange Price in effect immediately prior to such combination will be proportionately increased.

(h)           Other Events.  If any event occurs of the type contemplated by the provisions of Section 8(f) or (g) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exchange Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Exchange Price as otherwise determined pursuant to this Section 8.

(i)           Voluntary Adjustment by the Company. The Company may at any time during the term of this Note reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(9)           COMPANY OPTIONAL REDEMPTION.

(a)           General.  At any time prior to June 25, 2009 (the "Redemption Expiration Date") and so long as there is no Event of Default (unless waived by the Holder), the Company shall have the one time right to redeem all (but not part) of the Conversion Amount then remaining under this Note (the "Optional Redemption Amount") as designated in the Optional Redemption Notice on the Optional Redemption Date (each as defined below) (an "Optional Redemption").  The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price equal to 61.91% of the Conversion Amount being redeemed (the "Optional Redemption Price").  The Company may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the "Optional Redemption Notice" and the date all of the holders received such notice is referred to as the "Optional Redemption Notice Date").  The Optional Redemption Notice shall be irrevocable and shall state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes) on the Optional Redemption Date (as defined below).  No later than three (3) Business Days following the Optional Redemption Notice Date, the Holder shall deliver a written notice to the Company indicating the date on which the Optional Redemption shall occur (the "Optional Redemption Date") which date shall not be less than five (5) Business Days and not later than sixty (60) Business Days following the Optional Redemption Notice Date.  Notwithstanding anything to the contrary in this Section 9, until the Optional Redemption Price is paid, in full, the Optional Redemption Amount may be converted or exchanged, in whole or in part, by the Holders into shares of Common Stock pursuant to Sections 3 and 4 hereof.  All Conversion Amounts and Exchange Amounts converted or exchanged by the Holder after the Optional Redemption Notice Date shall reduce the Optional Redemption Amount of this Note required to be redeemed on the Optional Redemption Date.  Redemptions made pursuant to this Section 9 shall be made in accordance with Section 11.

(b)           Pro Rata Redemption Requirement.  If the Company elects to cause an Optional Redemption pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes.  If the Company elects to cause an Optional Redemption pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 9(a), multiplied by (ii) the Holder Pro Rata Percentage (such amount with respect to each holder is referred to as its "Pro Rata Redemption Amount"); provided, however that in the event that any holder's Pro Rata Redemption Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Redemption Amount shall be allocated amongst the remaining holders of Notes pro rata.  In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Pro Rata Percentage and Pro Rata Redemption Amount.

(10)           HOLDER'S RIGHT OF OPTIONAL CONVERSION/ REDEMPTION.

(a)           General.  At any time and from time to time after the Amendment Date, the Holder shall have the right, in its sole discretion, to require that the Company, convert, or, at the Company's election, redeem an amount up to the Conversion Amount (the "Conversion/Redemption Amount") by delivering written notice thereof (a "Holder Optional Conversion/Redemption Notice" and the date the Holder delivers such notice, the "Holder Optional Conversion/Redemption Notice Date").  Within one (1) Business Day of the Holder Optional Conversion/Redemption Notice Date, the Company shall deliver to the Holder a written notice (a "Company Conversion/Redemption Notice" and the date the Holder receives such written notice, the "Company Conversion/Redemption Notice Date") which notice shall (i) either (A) confirm that the Conversion/Redemption Amount shall be converted (a "Company Optional Conversion") in whole or in part or (B)(1) state that the Company elects to redeem (an "Company Optional Redemption"), in whole or in part, the Conversion/Redemption Amount and (2) specify the portion which the Company elects to redeem pursuant to a Company Optional Redemption (such amount to be redeemed, the "Company Optional Redemption Amount") and the portion, if any, that the Company elects to convert pursuant to a Company Optional Conversion (such amount also, an "Company Optional Conversion Amount") and (ii) if the Conversion/Redemption Amount is to be paid, in whole or in part, pursuant to a Company Optional Conversion, certify that there has been no Equity Conditions Failure.  The Company shall redeem and convert any Company Optional Redemption Amounts and Company Optional Conversion Amounts within three (3) Trading Days of the Company Conversion/Redemption Notice Date (the "Optional Conversion/Redemption Date") and shall make the same conversion and redemption decisions as to all the Notes for which the Company has received a Holder Optional Conversion/Redemption Notice.  The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the Company Optional Redemption Amount (the "Company Optional Redemption Price").

(b)           Mechanics of Holder Optional Conversion.  If the Company delivers a Company Conversion/Redemption Notice electing a Company Optional Conversion in accordance with Section 12(a), then, on the Optional Conversion/Redemption Date, the Company shall, or shall direct the Transfer Agent to, deliver to the Holder's account with DTC, or issue the Holder a certificate for, a number of shares of Common Stock equal to the quotient of (A) such Company Optional Conversion Amount divided by (B) the Optional Conversion Price on the Optional Conversion/Redemption Date.  If the Company has elected a Company Optional Conversion, in whole or in part, and there is an Equity Conditions Failure at the

Optional Conversion/Redemption Date, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one or both of the following: (A) the Company shall redeem all or any part designated by the Holder of the unconverted Company Optional Conversion Amount (such designated amount is referred to as the "Holder Designated Redemption Amount") on such Optional Conversion/Redemption Date and the Company shall pay to the Holder on such Optional Conversion/Redemption Date by wire transfer of immediately available funds, an amount in cash equal to 125% of such Holder Designated Redemption Amount, and/or (B) the Company Optional Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Optional Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Optional Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Optional Conversion Amount shall thereafter be adjusted to equal the lowest the Optional Conversion Price as in effect during the period beginning on the date on which the Holder voided the Company Optional Conversion and ending on the date on which the Holder delivers a Conversion Notice relating thereto.  If the Company fails to redeem the Holder Designated Redemption Amount on or before the Optional Conversion/Redemption Date by payment of such amount on such Optional Conversion/Redemption Date then the Holder shall have the rights set forth in Section 13 as if the Company failed to pay the applicable Company Optional Redemption Price and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(v)).

(c)           Mechanics of Holder Optional Redemption.  Company Optional Redemptions made pursuant to this Section 10 shall be made redeemed by the Company in cash at a price equal to the applicable Optional Redemption Amount (each such amount, the "Holder Optional Redemption Price" and, collectively with the Event of Default Redemption Price, the Change of Control Redemption Price and the Optional Redemption Price, the "Redemption Prices" and, each a "Redemption Price") in accordance with Section 11.

(11)           HOLDER'S REDEMPTIONS.

(a)           Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise.  The Company shall deliver the applicable Optional Redemption Price to the Holder on the applicable Optional Date and the applicable Holder Optional Redemption Price on the applicable Optional Redemption Date.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 21(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)           Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b), Section 6(b) or Section 10 (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(12)           MANDATORY PREPAYMENTS.

(a)           General.  Upon the occurrence of a Mandatory Prepayment Event, the Company or, in the event any proceeds of such Mandatory Prepayment Event is received by a Subsidiary, such Subsidiary shall redeem from all holders of Notes (based on such holder's Pro Rata Percentage), the maximum principal amount of all Notes outstanding that may be redeemed out of the applicable Mandatory Prepayment Amount (a "Mandatory Prepayment") at a price in cash for all such redeemed Notes equal to the Principal amount plus accrued and unpaid Interest and Late Charges, if any, with respect to the aggregate amount of Notes to be redeemed.  The portion of this Note subject to redemption at a price equal to the Principal amount pursuant to this Section 12 shall be redeemed by the Company or such Subsidiary, as applicable, in cash in an amount equal to the product of the holder's Pro Rata Percentage and the Mandatory

Prepayment Amount (the "Mandatory Prepayment Price").  The Company or such Subsidiary, as applicable, shall deliver a written notice thereof within three (3) Business Days prior to the occurrence of such Mandatory Prepayment Event by confirmed facsimile and overnight courier to all, but not less than all, of the holders of the Notes (the "Mandatory Prepayment Notice" and the date such notice is delivered to all the holders is referred to as the "Mandatory Prepayment Notice Date").  Each Mandatory Prepayment Notice shall (A) describe the Mandatory Prepayment Event, including, without limitation a certification by the Company's or such Subsidiary's, as the case may be, Chief Financial Officer demonstrating the calculation of the aggregate cash proceeds received by the Company or such Subsidiary in connection with such event, (B) state the date on which the Mandatory Prepayment shall occur (the "Mandatory Prepayment Date") which date shall be not more than ten (10) Business Days after the Mandatory Prepayment Notice Date and (C) state the Mandatory Prepayment Amount and the Mandatory Prepayment Price to be paid to the Holder on such date.  The Company shall publicly disclose (as part of an Annual Report on Form 10-KSB or 10-K, as applicable, a Quarterly Report on Form 10-QSB or 10-Q, as applicable, or on a Current Report on Form 8-K or otherwise), to the extent required by federal securities laws, that (1) a Mandatory Prepayment Event has occurred and that, pursuant to the terms of the Principal amount of the Notes, the Company or such Subsidiary, as applicable, is required to pay all or a portion of the Notes with any proceeds received therefrom and (2) the amount of proceeds received from such Mandatory Prepayment Event.  In the event that the Company or such Subsidiary shall subsequently determine after the Mandatory Prepayment Date that the actual Mandatory Prepayment Amount received exceeded the amount set forth in the applicable Mandatory Prepayment Notice, the Company or such Subsidiary, as applicable, shall promptly make an additional Mandatory Prepayment of the Notes in an amount equal to such excess, and the Company or such Subsidiary shall concurrently therewith (1) deliver to each holder of Notes a certificate of the Chief Financial Officer demonstrating the derivation of such excess and (2) to the extent required by federal securities laws, publicly disclose (as part of a Current Report on Form 8-K, or otherwise) the making of such additional Mandatory Prepayment, including, without limitation, the additional amount being prepaid.

(b)           Mechanics. The Company shall deliver the Mandatory Prepayment Price to the Holder on or before the Mandatory Prepayment Date.

(13)           SECURITY.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents.

(14)           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(15)           RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Amendment Date.  So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount").  The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation").  In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in (the "Authorized Share Failure Deadline"), the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(16)           VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

(17)           COVENANTS.

(a)           Rank.                      All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Senior Indebtedness.  The Holder of this Note, and each Person holding this Note, whether upon original issue or upon registration of transfer, assignment or exchange hereof, agrees for the benefit of all holders of Permitted Senior Indebtedness, whether outstanding on the date of this Note or thereafter incurred, that the payment of all amounts, expenses, fees, Principal, Late Charges and any and all other obligations of any kind of the Company owed in connection with this Note shall be subordinated to the prior payment in full in cash of all amounts owing in connection with such Permitted Senior Indebtedness to the extent and in the manner set forth in the Subordination Agreement; provided, however, that the Mandatory Prepayment Price due under this Note pursuant to Section 12 shall be senior to the Permitted Senior Indebtedness.

(b)           Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness.

(c)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e)           Restriction on Redemption and Cash Dividends.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders.

(f)           Creation of New Subsidiaries.  So long as the obligations of the Company under this Note are outstanding, if the Company shall create or acquire any Subsidiary, simultaneous with the creation or acquisition of such Subsidiary, the Company shall (i) promptly cause such Subsidiary to become a guarantor by executing a guaranty in favor of the Holder in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (ii) promptly cause such Subsidiary to become a grantor under the Security Agreement by executing a joinder to the Security Agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (iii) promptly cause such Subsidiary to become a pledgor by the Company and such Subsidiary executing a pledge agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, and (iv) promptly cause such Subsidiary to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonable acceptable to the Holder, as the Holder shall reasonably request with respect thereto.

(g)           Intellectual Property.  So long as the obligations of the Company under this Note are outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) assign, transfer or otherwise encumber or allow any other Person to have any rights or license to any of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or its Subsidiaries or (ii) take any action or inaction to impair the value of their Intellectual Property Rights.

(h)           Change in Collateral; Collateral Records.  The Company shall (i)  give the Collateral Agent (as defined in the Securities Purchase Agreement) not less than thirty (30) days' prior written notice of any change in the location of any Collateral), other than to locations set forth on Schedule 14(h) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

(i)           Transactions with Affiliates.  The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(j)           Change in Nature of Business.  The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company's current report on Form 8-K filed with the SEC on July 17, 2007.  The Company shall not modify its corporate structure or purpose.

(k)           Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(l)           Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(m)           Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.  All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Holder and the holder of the Other Notes, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the interest of the Holder and the holder of the Other Notes in the Collateral and to any payments to be made under such policies.  All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation.  If the Company or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Holder and the holders of the Other Notes, the Company and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(n)           Financial Information.  The Company agrees to send the following to each Holder (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, if not publicly filed, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(o)           Reporting Requirements.  The Company will, and will cause each of its Subsidiaries to, furnish to the Holder (if not available through the SEC's website on EDGAR):

(i)           promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any the Company or its Subsidiaries other than routine inquiries by such Governmental Authority;

(ii)           promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any of the Company or its Subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

(iii)           as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that the Company or its Subsidiaries executes or receives in connection with any Material Contract;

(iv)           as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that the Company or its Subsidiaries executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, the Company or its Subsidiaries;

(v)           promptly after the sending or filing thereof, copies of all statements, reports and other information the Company or its Subsidiaries sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(vi)           promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Company or its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof; and

(vii)           promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Holder may from time to time may reasonably request.

(p)           Inspection Rights.  The Company will permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Holder at any time and from time to time during normal business hours, at the expense of the Company, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent after an Event of Default based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.  In furtherance of the foregoing, the Company hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Holder in accordance with this Section 17(s).

(q)           Restrictions on Subsidiary Distributions.  Except as provided herein, neither the Company nor any of the Guarantors (as defined in the Security Documents) shall, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company or any of the Guarantors to (A) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any of the Guarantors, (B) repay or prepay any Indebtedness owed by such Subsidiary to the Company, any of the Guarantors or any other Subsidiary of the Company, (C) make loans or advances to the Company, any of the Guarantors or any other Subsidiary of the Company, or (D) transfer any of its property or assets to the Company, any of the Guarantors or any other Subsidiary of the Company other than restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business

(r)           Additional Negative Covenants.  So long as any amounts due under this note remains unpaid, the Company shall not, unless the Required Holders shall otherwise consent in writing:

(i)           Fundamental Changes; Dispositions.  Directly or indirectly, in one or more related transactions, be a party to any Fundamental Transaction.

(ii)           Restricted Payments.  (i)  Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Company or any of its Subsidiaries (except to the Company), now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any the Company or any of its Subsidiaries, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of the Company or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by the Company or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Company or any of its Subsidiaries, or other Affiliates.

(18)           PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(19)           VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES; WAIVERS.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes; provided, however, that (i) no change or amendment may be made to this Note that would adversely affect the rights of such Holder without such Holder's consent and (ii) the consent of each Holder is required to waive any existing Event of Default relating to a default in the payment of the principal of, premium, if any, interest on, or the conversion or exchange of, the Note and/or the Other Notes; provided further however, that nothing in this sentence shall preclude any holder of Notes from amending or waiving any term or provision of such holder's Note.  To the extent that any Other Note is amended or changed by the Company and the holder of such Other Note such that it is or will be more favorable to the holder of such Other Note than this Note is to the Holder, then this Note shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such amended Other Note.  The Company agrees, at its expense, to take such other actions (such as entering into amendments to the Note) as the Holder may reasonably request to further effectuate the foregoing.

(20)           TRANSFER.  This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(21)           REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 21(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 21(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 21(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 21(a) or Section 21(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(22)           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(23)           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) after an Event of Default this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(24)           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(25)           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(26)           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant.  The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(27)           NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(28)           CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(29)           WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(30)           GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(31)           CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           "2008 Amendment Notes" has the meaning ascribed to such term in the Amendment and Exchange Agreements.

(b)           "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(c)           "Automatic Adjustment Date" means the first day of each calendar month following the three (3) month anniversary of the Amendment Date.

(d)           "Automatic Adjustment Reset Price" means with respect to the applicable Automatic Adjustment Date, 90% of the arithmetic average of the Weighted Average Prices of the Common Stock during the ten (10) Trading Days ending on the Trading Day immediately prior to the applicable Automatic Adjustment Date (the "Automatic Adjustment Period"), each as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such period.

(e)           "Average Market Price" means, for any given date, the lower of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to such given date (the "Calculation Period") or (ii) the arithmetic average of the three (3) lowest Weighted Average Prices of the Common Stock over such Calculation Period, as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such period.

(f)           "Bloomberg" means Bloomberg Financial Markets.

(g)           "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)           "Calendar Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(i)           "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock or business combination in which the Company is the publicly traded surviving entity in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification or business combination continue after such reorganization, recapitalization or reclassification or business combination to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities (except where Apollo Resources International or its affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 70% or greater of the aggregate Voting Stock of the Company), or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(j)           "Change of Control Consideration" means, for any Change of Control, an amount, if any, equal to the sum of the aggregate cash consideration and the aggregate cash value of any marketable securities per share of Common Stock to be paid to the holders of the Common Stock upon consummation of such Change of Control, with any such non-cash consideration to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of the Change of Control, the Closing Sale Price on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of on the Trading Day immediately prior to the public announcement of such proposed Change of Control.

(k)           "Change of Control Redemption Premium" means 125%.

(l)           "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid

Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(m)           "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(n)           "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(o)           "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(p)           "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(q)           "Equity Conditions" means that each of the following conditions is satisfied:  (i) on each day during the period beginning three (3) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issuable upon conversion of the 2008 Amendment Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock and the PNG Shares is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the 2008 Amendment Notes to the holders on a timely basis as set forth in Section 3(c)(ii) hereof (and analogous provisions under the Other Notes); (iv) any applicable shares of Common Stock and PNG Shares to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of any applicable Eligible Market; (v) for the two (2) Calendar Quarters immediately preceding the applicable date of determination, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the 2008 Amendment Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (viii) during the six (6) month period ending on and including the date immediately preceding the applicable date of determination, the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(r)           "Equity Conditions Failure" means that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Conversion Date through the applicable Share Delivery Date, (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Holder Optional Conversion/Redemption Notice Date through the applicable Optional Conversion/Redemption Date, or (iii) on any day during the period commencing ten (10) Trading Days prior to the applicable Mandatory Prepayment Notice Date through the applicable Mandatory Prepayment Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(s)           "Equity Value Redemption Premium" means 125%.

(t)           "Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion, adjustment or redemption of the 2008 Amendment Notes; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (v) in connection with any other strategic transaction or alliance the primary purpose of which is not to raise equity capital including without limitation, the issuance of no more than 10,000,000 shares of Common Stock to agricultural conglomerates and (vii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the conversion or exercise price of such Options or Convertible Securities is not amended, modified or changed on or after the Issuance Date.

(u)           "Fiscal Quarter" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's fiscal year that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

(v)           "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Apollo Resources International) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, or (C) Apollo Resources International ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least 50% of the aggregate Voting Stock of the Company, or (D) Apollo Resources International or its affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 70% or greater of the aggregate Voting Stock of the Company.

(w)           "GAAP" means United States generally accepted accounting principles, consistently applied.

(x)           "Holder Pro Rata Percentage" means a fraction (i) the numerator of which is the Principal amount of this Note on the Amendment Date and (ii) the denominator of which is the aggregate principal amount of all 2008 Amendment Notes issued pursuant to the Amendment and Exchange Agreements on the Amendment Date.

(y)           "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(z)           "Interest Exchange Conversion Price" means, for any Exchange Date, that price which shall be the lower of (i) the applicable Exchange Price and (ii) that price which shall be computed as 80% of the of Average Market Price as of the applicable Exchange Date (such period, an "Interest Exchange Conversion Measuring Period").  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such Interest Exchange Conversion Measuring Period.

(aa)           "Interest Increase" means an amount equal to the amount of Interest accruing on 153.85% of the Original Principal Amount from the Amendment Date through the Redemption Expiration Date.

(bb)           "Interest Rate" means, ten percent (10%) per annum, subject to adjustment as set forth in Section 2 hereof.

(cc)           "LNG Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for PNG Shares.

(dd)           "LNG Excluded Securities" means any PNG Shares issued or issuable: (i) in connection with any employee benefit plan which has been approved by the Board of Directors of LNG, pursuant to which securities of LNG may be issued to any employee, consultant, officer or director for services provided to LNG; (ii) upon exchange of the 2008 Amendment Notes; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to LNG in excess of $50,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iv) in connection with any acquisition by the LNG, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (v) in connection with any other strategic transaction or alliance the primary purpose of which is not to raise equity capital including without limitation, the issuance of no more than 10,000,000 shares of PNG Shares to agricultural conglomerates; (vi) to consultants and vendors of LNG, the primary purpose of which is not to raise equity capital, in an aggregate amount not to exceed 150,000 PNG Shares ( as adjusted for any stock split, stock dividend, stock combination or other similar transaction after the Amendment Date) and (vii) upon conversion or exercise of any LNG Options or LNG Convertible Securities which are outstanding on the day immediately preceding the Amendment Date, provided that the conversion or exercise price of such LNG Options or LNG Convertible Securities is not amended, modified or changed on or after the Amendment Date.

(ee)           "LNG Options" means any rights, warrants or options to subscribe for or purchase shares of PNG Shares or Convertible Securities.

(ff)           "LTM Consolidated EBITDA" means, with respect to any Person, the aggregate Consolidated Net Income of such Person and its Subsidiaries for the current Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters but only if and as set forth in the financial statements of the Company contained in the Form 10-QB or Form 10-K of the Company; plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (i) Consolidated Net Interest Expense, (ii) income tax expense, (iii) depreciation expense, and (iv) amortization expense.

(gg)           "Mandatory Prepayment Amount" means upon the receipt of any Net Cash Proceeds from the consummation of any Mandatory Prepayment Event, 100% of such Net Cash Proceeds until the Principal amount under this Note has been paid in full.

(hh)           "Mandatory Prepayment Event" means the sale, lease, transfer, assignment, financing or other disposition of any Production Facility (as defined in the Amendment and Exchange Agreements), except as approved in writing by the Required Holders.

(ii)           "Net Cash Proceeds" means, the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of the applicable Mandatory Prepayment Event (including, without limitation, any cash received or receivable upon the sale or other disposition of any non-cash consideration received in such Mandatory Prepayment Event) net of the direct costs relating to such Mandatory Prepayment Event, including, legal, accounting, printing, filing and investment banking fees incurred as a result of the applicable Mandatory Prepayment Event.

(jj)           "Optional Conversion Price" means, the lower of (i) the applicable Conversion Price and (ii) that price which shall be computed as 50% of the lower of (A) the arithmetic average of the Weighted Average Prices of the Common Stock during the thirty (30) Trading Days ending on the Trading Day immediately prior to the applicable Optional Conversion/Redemption Date (each such period, an "Optional Conversion/Redemption Measuring Period") or (B) the arithmetic average of the three (3) lowest Weighted Average Prices of the Common Stock during the Optional Conversion/Redemption Measuring Period.  All such determinations are to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Shares during the applicable such Optional Conversion/Redemption Measuring Period.

(kk)           "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ll)           "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(mm)                      "Permitted Indebtedness" means (i) Indebtedness of the Company that is expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of the initial Interest Rate per annum; (ii) Indebtedness of any Subsidiary that is non-recourse to the Company or any other Subsidiary; (iii) Indebtedness incurred in connection with the build up of a Shell terminal which Indebtedness shall not exceed twenty percent (20.0%) of the total cost of such build up project and which Indebtedness may only be secured by such Shell terminal being financed; (iv) Indebtedness represented by that certain municipal bond financing for the Company's facility in Bell Chase, Louisiana which Indebtedness shall be non-recourse to the Company; and (v) the Indebtedness evidenced by the 2008 Amendment Notes.

(nn)           "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (v) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens on Permitted Indebtedness of the type described in clauses (iii) and (iv) of the definition thereof; (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(viii).

(oo)           "Permitted Senior Indebtedness" means Indebtedness not to exceed $10,000,000 in the aggregate outstanding at any time pursuant to (i) the Amended and Restated Credit Agreement dated as of June 25, 2008 among Durant Biofuels, LLC, as Borrower, Earth Biofuels, Inc. as Loan Party, the Financial Institutions Party thereto, as Lenders, and Fourth Third LLC. and (ii) the Amended and Restated Credit Agreement dated as of June 25, 2008 among EARTH LNG, INC., as Borrower, PNG Ventures, Inc., as Parent and a Loan Party and Applied LNG Technologies USA, L.L.C., Fleet Star, Inc., Apollo Leasing, Inc., Arizona

LNG, L.L.C., as additional Loan Parties, the Financial Institutions Party thereto, as Lenders, and Fourth Third LLC, as Agent and Sole Lead Arranger.

(pp)           "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(qq)           "Principal Market" means the OTC Bulletin Board.

(rr)           "Redemption Date" means, (i) with respect to any Liquidating Conversion/Redemption Amount, the Optional Conversion/Redemption Date, (ii) with respect to any Optional Redemption Amount, the Optional Redemption Date, (iii) with respect to any Company Optional Redemption Price, the Company Optional Redemption Date, (iv) with respect to any Mandatory Redemption Price, the Mandatory Redemption/Conversion Date and (v) with respect to any Mandatory Prepayment, the Mandatory Prepayment Date.

(ss)           "Redemption Premium" means (i) in the case of the Events of Default described in Section 5(a)(i) - (v) and (viii) - (xvii), 125%  or (ii) in the case of the Events of Default described in Section 5(a)(vi) - (vii), 100%.

(tt)           "Redemption Prices" means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price, the Optional Redemption Price, and the Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(uu)           "Required Holders" means (i) two (2) or more unaffiliated holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding or (ii) holders of Notes representing at least 92.5% of the aggregate principal amount of the Notes then outstanding.

(vv)           "Reserved Amount" means, as of any date of determination, an amount equal to 35% of the aggregate Principal amount outstanding under all of the Notes.

(ww)                      "SEC" means the United States Securities and Exchange Commission.

(xx)           "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the July 24, 2006 by and among the Company and the initial holders of the Notes, as amended by the Amendment and Exchange Agreements.

(yy)           "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(zz)           "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(aaa)                      "Transaction Documents" means all Existing Transaction Documents (as defined in the Amendment and Exchange Agreements), as amended by the Amendment and Exchange Agreements.

(bbb)                      "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(ccc)                      "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.  If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(32)           DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Holder shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Secured Exchangeable Convertible Note to be duly executed as of the Amendment Date set out above.

Earth Biofuels, Inc.
By:
Name:
Title:

EXHIBIT I

EARTH BIOFUELS, INC.

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Secured Exchangeable Convertible Note (the "Note") issued to the undersigned by Earth Biofuels, Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds the Maximum Percentage of the total outstanding Common Shares as determined pursuant to the provisions of Section 3(d)(i) of this Note.

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT II

EARTH BIOFUELS, INC.

EXCHANGE NOTICE

Reference is made to the Amended and Restated Senior Secured Exchangeable Convertible Note (the "Note") issued to the undersigned by Earth Biofuels, Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to exchange the Exchange Amount (as defined in the Note) of the Note indicated below into shares of PNG Shares (as defined in the Note).

Date of Exchange:
Aggregate Exchange Amount to be exchanged:
Please confirm the following information:
Exchange Price:
Number of shares of PNG Shares to be issued:
Notwithstanding anything to the contrary contained herein, if the Holder is subject to Section 4(d) of the Note, this Exchange Notice shall constitute a representation by the Holder of the Note submitting this Exchange Notice that, after giving effect to the exchange provided for in this Exchange Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of PNG Shares which exceeds the Maximum Percentage of the total outstanding PNG Shares as determined pursuant to the provisions of Section 4(d)(i) of the Note.

Please issue the PNG Shares into which the Note is being exchanged in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Nevada Agency and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated June __, 2008 from the Company and acknowledged and agreed to by Nevada Agency and Trust Company.

EARTH BIOFUELS, INC.
By:
Name:
Title: